Exhibit (d)(2)

NOTICE OF GUARANTEED DELIVERY

FOR

SUBSCRIPTION RIGHTS CERTIFICATES

ISSUED BY

THE MEXICO FUND, INC.

This form, or one substantially equivalent hereto, must be used to exercise Subscription Rights pursuant to the Rights Offering described in the prospectus dated                     , 2007 (the “Prospectus”) of The Mexico Fund, Inc., a Maryland corporation (“Fund”), if a holder of Subscription Rights cannot deliver the certificate(s) evidencing the Subscription Rights (the “Subscription Rights Certificate(s)”), to the Subscription Agent listed below (the “Subscription Agent”) at or prior to 5:00 p.m., New York City time, on April 20, 2007, unless such time is extended by The Fund as described in the Prospectus (as such date may be extended, the “Expiration Date”). Such form must be delivered by hand or sent by telegram, facsimile transmission, first class mail or overnight courier to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Date. See “The Rights Offering—Method of Subscription—Exercise of Rights” in the Prospectus.

Payment of the Exercise Price of $ per share for each share of Fund common stock subscribed for upon exercise of such Subscription Rights must be received by the Subscription Agent in the manner specified in the Prospectus at or prior to the close of business on the third business day after the Expiration Date if the Subscription Rights Certificate(s) evidencing such Subscription Rights is (are) being delivered pursuant to the Guaranteed Delivery Procedures thereof. See “The Offer—Payment for Shares” in the Prospectus.

The Subscription Agent is:

American Stock Transfer & Trust Company

By Mail or Overnight Courier:	By Hand:

American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, NY 11219	American Stock Transfer & Trust Company Attn: Reorganization Department 59 Maiden Lane New York, NY 10038

By Facsimile: (718) 234-5001

Telephone Number for Confirmation: (718) 921-8317 or (877) 248-6417

Telephone Number for Information: Information Agent, The Mexico Fund, Inc., (800) 965-5216

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS INSTRUMENT VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

The undersigned hereby represents that the undersigned is the holder of Subscription Rights Certificate(s) representing a total of              Subscription Right(s) and that such Subscription Rights Certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., New York City time, on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise such Right(s) to subscribe for              share(s) of Common Stock with respect to each of the Subscription Rights represented by such Subscription Rights Certificate(s).

The undersigned understands that payment in U.S. dollars of the Exercise Price of $ per share for each share of Common Stock subscribed for must be received by the Subscription Agent at or before 5:00 p.m., New York City time, on the third business day after the Expiration Date and represents that such payment, in the aggregate amount of $             either (check appropriate box):

☐	is being delivered to the Subscription Agent herewith

or

☐	has been delivered separately to the Subscription Agent in the manner set forth below (check appropriate box and complete information relating thereto):

☐	Wire transfer of funds

Name of transferor institution:

Date of Transfer:

Confirmation Number (if available):

☐	Uncertified check (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date.)

☐	Certified check

☐	Bank draft (cashier’s check)

☐	Money Order

Name of Maker:

Date of check, draft or money order:

Check, draft or money order number:

Bank on which check is drawn or issuer of money order:

Signature(s):

Name(s):

(Please type or print)

Address:

Area Code and Tel. No(s).:

Subscription Rights Certificate No(s). (if available):

GUARANTEE OF DELIVERY

(Not To Be Used For Subscription Rights Certificate Signature Guarantee)

The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees that the undersigned will deliver to the Subscription Agent the certificates representing the Subscription Rights being exercised hereby, with any required signature guarantee and any other required documents, all within three (3) business days after the date hereof.

Dated:

(Address)	(Name of Firm)

(Area Code and Telephone Number)	(Authorized Signature)

The institution which completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Rights Certificate(s) to the Subscription Agent within the time period shown in this prospectus. Failure to do so could result in a financial loss to such institution.

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